As filed with the Securities and Exchange Commission on May 14, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TCTM KIDS IT EDUCATION INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

6/F, No. 1 Andingmenwai Street, Litchi Tower,

Chaoyang District, Beijing 100011,

People’s Republic of China

Tel: +86-10-62135687

(Address of Principal Executive Offices and Zip Code)

2024 Share Incentive Plan
(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Xiaobo Shao Chief Financial Officer TCTM Kids IT Education Inc. 6/F, No. 1 Andingmenwai Street, Litchi Tower, Chaoyang District, Beijing 100011, People’s Republic of China +86-10-62135687	Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 46/F, Tower 2, Jing An Kerry Center 1539 Nanjing West Road, Shanghai People’s Republic of China +86 (21)-6193-8200	Yilin Xu, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 30/F, China World Office 2 No. 1, Jianguomenwai Avenue Chaoyang District Beijing 100004, China +86 (10) 6535-5500

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the 2024 Share Incentive Plan (the “Plan”), as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by TCTM Kids IT Education Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the Commission on April 19, 2024; and

(b)	The description of the Registrant’s Class A Ordinary Shares set forth in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-194191), as amended, initially filed with the Commission on February 27, 2014, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

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Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s fifth amended and restated articles of association, adopted by its shareholders on February 27, 2014 and effective immediately prior to the completion of the initial public offering of the Registrant’s ADSs representing its Class A ordinary shares, provides that the Registrant shall indemnify its directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons in their capacity as such, other than by reason of their own dishonesty, willful default, or fraud, in or about the conduct of the Registrant’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such persons in defending (whether successfully or otherwise) any civil proceedings concerning the Registrant or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreement, the form of which was filed as Exhibit 10.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-194191), the Registrant has agreed to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being directors or officers of the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

See the Index to Exhibits attached hereto.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to rule 424(b) of the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on rule 430B of the Securities Act or other than prospectuses filed in reliance on rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned Registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to rule 424 of the Securities Act;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(3)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(4)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(c)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Fifth Amended and Restated Memorandum and Articles of Association of the Registrant, as amended (incorporated herein by reference to Exhibit 1.1 to the annual report on Form 20-F (File No. 001-36363) filed with the Commission on April 19, 2024)

4.2	Registrant’s Specimen Certificate for Class A ordinary shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-194191))

4.3	Deposit Agreement among the Registrant, the depositary and holders of the American Depositary Receipts (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8 (File No. 333-197226) filed with the Commission on July 3, 2014)

5.1*	Opinion of Conyers Dill & Pearman, regarding the legality of the Class A ordinary shares being registered

10.1	2024 Share Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the current report on Form 6-K (File No. 001-36363) filed with the Commission on February 28, 2024)

23.1*	Consent of Marcum Asia CPAs LLP

23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

107.1*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on May 14, 2024.

TCTM Kids IT Education Inc.

By:	/s/ Ying Sun
	Name:	Ying Sun
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Ms. Ying Sun and Mr. Xiaobo Shao, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shaoyun Han	Chairman of the Board of Directors	May 14, 2024
Shaoyun Han

/s/ Jianguang Li	Director	May 14, 2024
Jianguang Li

/s/ Mingjie Sun	Director	May 14, 2024
Mingjie Sun

/s/ Shengwen Rong	Director	May 14, 2024
Shengwen Rong

/s/ Binshen Meng	Director	May 14, 2024
Binshen Meng

/s/ Xiaobo Shao	Chief Financial Officer (Principal Financial and Accounting	May 14, 2024
Xiaobo Shao	Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of TCTM Kids IT Education Inc. has signed this registration statement or amendment thereto in Newark, Delaware on May 14, 2024.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director